Exhibit 99.1

PRESS RELEASE

White Mountains to Vote in Favor of Intact’s Acquisition of OneBeacon

HAMILTON, Bermuda, May 2, 2017 /PRNewswire/ -- White Mountains Insurance Group, Ltd. (NYSE: WTM) has entered into a definitive agreement to vote its shares of OneBeacon Insurance Group, Ltd. (“OneBeacon”) in favor of Intact Financial Corporation’s acquisition of 100% of OneBeacon for $18.10 per share in cash (the “Transaction”). White Mountains owns 75.7% of OneBeacon’s outstanding common shares, representing 96.9% of the voting power.

White Mountains expects to receive gross proceeds of $1.3 billion from the Transaction, which would increase its adjusted book value by approximately $107 per share.

The transaction is expected to close in the fourth quarter of 2017.  It is subject to regulatory approval and other customary closing conditions.

Cravath, Swaine & Moore LLP served as legal advisor to White Mountains and OneBeacon.

ADDITIONAL INFORMATION

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol “WTM”. Additional financial information and other items of interest are available at the Company’s web site located at www.whitemountains.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included or referenced in this press release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements.  The words “will”, “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains:

•	change in adjusted book value per share or return on equity;
•	business strategy;
•	financial and operating targets or plans;
•	incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;
•	projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;
•	expansion and growth of its business and operations; and
•	future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances.  However, whether actual results and developments will conform to its expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•	the risk that the Transaction may not be completed on the currently contemplated timeline;
•
the possibility that any or all of the various conditions to the consummation of the Transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals);

•
the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement dated May 2, 2017, among OneBeacon, Intact Financial Corporation and the other parties thereto (the “Merger Agreement”), including in circumstances which would require OneBeacon to pay a termination fee or other expenses;

•
the risks related to diverting management’s attention from White Mountains’s or OneBeacon’s ongoing business operations and other risks related to the announcement or pendency of the Transaction, including on White Mountains’s or OneBeacon’s ability to retain and hire key personnel, their ability to maintain relationships with its customers, policyholders, brokers, service providers and others with whom they do business and their operating results and business generally;

•	the risk that shareholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification and liability;

•
the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission , including but not limited to White Mountains’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed February 27, 2017 ;

•	claims arising from catastrophic events, such as hurricanes, earthquakes, floods, fires, terrorist attacks or severe winter weather;
•	the continued availability of capital and financing;
•	general economic, market or business conditions;
•	business opportunities (or lack thereof) that may be presented to it and pursued;
•	competitive forces, including the conduct of other property and casualty insurers and reinsurers;
•	changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers;
•	an economic downturn or other economic conditions adversely affecting its financial position;
•	recorded loss reserves subsequently proving to have been inadequate;
•	actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch; and
•	other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations.  White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:  Todd Pozefsky
Tel:  (203) 458-5807